Exhibit 10.1

EXECUTION VERSION

STATE OF FLORIDA

DEPARTMENT OF TRANSPORTATION

AND

FEC PEVT, L.L.C.,

BORROWER,

AND

FLORIDA EAST COAST RAILWAY, L.L.C.,

GUARANTOR.

STATE-FUNDED

STATE INFRASTRUCTURE BANK

LOAN AGREEMENT

Catalog of State Financial Assistance (CSFA):  55.020

Contract Number:  AQQ70

Financial Project Number:  432005-1

State of Florida Department of Transportation
605 Suwannee Street
Tallahassee, Florida  32399-0450

TABLE OF CONTENTS

		Page

	ARTICLE I

	DEFINITIONS

1.01	WORDS AND TERMS	2
1.02	CORRELATIVE WORDS	4

	ARTICLE II

	WARRANTIES, REPRESENTATIONS AND COVENANTS

2.01	GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS	4
2.02	[Intentionally Deleted.]	7
2.03	LEGAL AUTHORIZATION	7
2.04	AUDIT AND MONITORING REQUIREMENTS	7

	ARTICLE III

	THE PROJECT

3.01	PROJECT CHANGES	10
3.02	TITLE OF PROJECT	10
3.03	PERMITS AND APPROVALS	10
3.04	PROHIBITION AGAINST DISPOSITIONS	10
3.05	COMPLETION MONEYS	11
3.06	PROJECT SCHEDULE AND INDEBTNESS	11

	ARTICLE IV

	OPERATION AND MAINTENANCE OF THE PROJECT

4.01	REVENUES	11
4.02	NO FREE SERVICE	11
4.03	MAINTENANCE OF PROJECT	11
4.04	PROJECT ADDITIONS AND MODIFICATIONS	11
4.05	COLLECTION OF REVENUES	12

	ARTICLE V

	DEFAULTS AND REMEDIES

5.01	EVENTS OF DEFAULT	12

i

5.02	REMEDIES	13
5.03	REMEDIES NOT EXCLUSIVE; DELAY AND WAIVER	13

	ARTICLE VI

	COLLATERAL

6.01	SUPERIORITY OF THE PLEDGE TO THE DEPARTMENT	14

	ARTICLE VII

	GENERAL PROVISIONS

7.01	DISCHARGE OF OBLIGATIONS	14
7.02	RESERVED	14
7.03	ASSIGNMENT OF RIGHTS UNDER AGREEMENT	14
7.04	AMENDMENT OF AGREEMENT	15
7.05	ANNULMENT OF AGREEMENT	15
7.06	SUSPENSION AND TERMINATION	15
7.07	SEVERABILITY CLAUSE	16
7.08	APPROPRIATION	16

	ARTICLE VIII

	INSURANCE

	ARTICLE IX

	DETAILS OF FINANCING

9.01	PRINCIPAL AMOUNT OF LOAN	17
9.02	FINANCING RATE	17
9.03	LOAN DISBURSEMENTS	17
9.04	LOAN REPAYMENTS	18

	ARTICLE X

	MISCELLANEOUS

10.01	THIRD PARTY AGREEMENTS	18
10.02	DISADVANTAGED BUSINESS ENTERPRISE (DBE) POLICY AND OBLIGATION	18
10.03	DISCRIMINATORY VENDOR	19
10.04	EQUAL EMPLOYMENT OPPORTUNITY	19
10.05	PROHIBITED INTERESTS	19
10.06	ENVIRONMENTAL POLLUTION	20
10.07	NO OBLIGATION TO THIRD PARTIES	20
10.08	WHEN RIGHTS AND REMEDIES NOT WAIVED	20

ii

10.09	BONUS OR COMMISSION	20
10.10	USE AND MAINTENANCE OF PROJECT	20
10.11	INDEMNITY	20
10.12	PLANS AND SPECIFICATIONS	21
10.13	PROJECT COMPLETION, BORROWER CERTIFICATION	21
10.14	THIRD PARTY BENEFICIARY	21
10.15	ENTIRE AGREEMENT	21
10.16	NOTICES	22
10.17	E-VERIFY	22
10.18	EXECUTION OF AGREEMENT	23
10.19	SUCCESSORS AND ASSIGNS	23
10.20	GOVERNING LAW	23
10.21	JURY TRIAL WAIVER	23
10.22	USURY	23
10.23	PAYMENT OF STAMP TAX	23

EXHIBITS

EXHIBIT A	Disbursement Schedule Form
EXHIBIT B	Loan Disbursement/Repayment Schedule
EXHIBIT C	Disbursement Request Form
EXHIBIT D	Summary Project Specifications
EXHIBIT E	Form of Continuing Disclosure Agreement
EXHIBIT F	Form Of SIB Security Agreement
EXHIBIT G	Form Of Subordination Agreement

iii

STATE-FUNDED
STATE INFRASTRUCTURE BANK LOAN AGREEMENT

THIS AGREEMENT is entered into by and among the STATE OF FLORIDA DEPARTMENT OF TRANSPORTATION (the “Department”), FEC PEVT, L.L.C., a Florida limited liability company (the “Borrower”) and Florida East Coast Railway, L.L.C., a Florida limited liability company (the “Guarantor”).

RECITALS

A.                                    Section 339.55, Florida Statutes (the “State Act”), creates within the Department a state-funded infrastructure bank (“SIB”).  Under the State Act, the Department is authorized to make loans to governmental units and private entities to finance or refinance the construction, reconstruction, and improvement of transportation facilities that are on the State Highway System or that provide for increased mobility on the State’s transportation system or provide intermodal connectivity with airports, seaports, rail facilities, and other transportation terminals.

B.                                    The Borrower has applied for a SIB loan for the Project (as hereinafter defined).

C.                                    The Department has determined that the Project meets all requirements for a SIB loan.

D.                                    As a condition to the making of the SIB Loan, the Department has required a senior lien on certain assets of the Borrower and the Guarantor.

E.                                     In accordance with the provisions of Sections 215.57 — 215.83 (the “State Bond Act”) and that certain Resolution of the Division of Bond Finance of the State Board of Administration of Florida (the “Division”), dated March 30, 2004, as supplemented and amended from time to time (the “Resolution”), the Division is authorized to issue bonds (the “Bonds”) on behalf of the Department to fund loans pursuant to the State Act and to refund Bonds.

F.                                      The Loan and all payments of principal and interest on the Loan, including prepayments, and all proceeds of the Loan, have been or are intended to be pledged and assigned under the Resolution as security for the payment of principal of, premium, if any, and interest on the Bonds.

AGREEMENT

In consideration of the Department making the loan to the Borrower, in the principal amount and pursuant to the covenants expressed in this Agreement, and intending to be legally bound by this Agreement, the Department, the Borrower, and the Guarantor agree as follows:

ARTICLE I

DEFINITIONS

1.01                        WORDS AND TERMS.

In addition to the words and terms elsewhere defined in this Agreement, the following words and terms shall have the meanings set forth below:

(1)                                 “Agreement” or “Loan Agreement” shall mean this loan agreement and all exhibits and schedules attached hereto.

(2)                                 “Agreement Date” means the date on which this Agreement is executed by the last party to sign.

(3)                                 “Authorized Representative” shall mean the official or officials of the Borrower authorized to sign documents associated with the Loan or the official or officials of the Guarantor authorized to sign documents associated with the Loan, as the context may require.

(4)                                 “Capitalized Interest” shall mean a finance charge that accrues on Loan proceeds from the time of disbursement.  Capitalized Interest is financed as part of the Loan principal.

(5)                                 “Code” shall mean the Internal Revenue Code of 1986, the Treasury Regulations (whether temporary or final) under that Code or the statutory predecessor of that Code, and any amendments of or successor provisions to, the foregoing and any official rulings, announcements, notices, procedures and judicial determinations regarding any of the foregoing, all as and to the extent applicable.

(6)                                 “Collateral” shall have the meaning set forth in the SIB Security Agreement.

(7)                                 “Company” shall mean Florida East Coast Railway Corp., a Delaware corporation.

(8)                                 “Credit Agreement” shall mean the Credit Agreement dated as of January 25, 2011, between the Company, certain subsidiaries of the Company, various lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

(9)                                 “Defeasance Obligations” means, to the extent permitted by law, direct non-callable obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, including obligations issued or held in book entry form on the books of the Department of the Treasury of the United States and including advance refunded tax-exempt bonds fully secured by non-callable direct obligations of the United States of America, non-callable obligations guaranteed by the United States of America, or “stripped” interest payment obligations of debt obligations of the Resolution Funding Corporation.

(10)                          “Disbursement” means each disbursement of any portion of the principal amount of the Loan by the Department to the Borrower (in the aggregate, “Disbursements”).

(11)                          “Event of Default” shall have the meaning provided in Section 5.01.

(12)                          “Financing Rate” shall mean the charges, expressed as a percent per annum, imposed on the unpaid principal of the Loan.

(13)                          “Ground Lease” shall mean the Port Everglades Intermodal Container Transfer Facility Lease and Operating Agreement, dated March 20, 2012, between Broward County, a political subdivision of the State of Florida, acting by and through its Board of County Commissioners, as ground lessor, and Guarantor, as ground lessee.

(14)                          “Indenture” shall mean the Indenture among the Company, certain of the Company’s subsidiaries, and Wells Fargo Bank, National Association, as Trustee, dated as of January 25, 2011, pursuant to which the Guarantor issued the Notes, as such may be amended, restated or modified.

(15)                          “Indenture Trustee” shall mean Wells Fargo Bank, National Association, as Trustee under the Indenture.

(16)                          “Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of January 25, 2011, between Bank of America, N.A., as ABL Collateral Agent and Wells Fargo Bank, National Association, as Notes Collateral Agent, as such may be amended, restated or modified.

(17)                          “Letter of Credit” shall mean an irrevocable, standby letter of credit acceptable to the Department’s Comptroller and issued in accordance with Rule 14-116.002, Florida Administrative Code, in the sum of Three Million Dollars ($3,000,000), issued solely for the benefit of the Department to secure the obligations of the Borrower under this Agreement.

(18)                          “Loan” shall mean the loan made to the Borrower pursuant to this Agreement and the State Act in the initial principal amount of Thirty Million Dollars ($30,000,000).

(19)                          “Loan Application” shall mean the completed form which provides all information required to support obtaining the Loan.

(20)                          “Loan Payment” shall mean the periodic loan payment due from the Borrower.

(21)                          “Noteholder Liens” shall have the meaning provided in the Intercreditor Agreement.

(22)                          “Notes” shall mean the 8 1/8% Senior Secured Notes due 2017 issued by the Company pursuant to the Indenture.

(23)                          “Operations and Maintenance Expense” shall mean the costs of operating and maintaining the Project determined pursuant to generally accepted accounting principles, exclusive of interest on any debt payable from Gross Revenues, depreciation, and any other items not requiring the expenditure of cash.

(24)                          “Project” shall mean the project financed by this Loan, consisting of all labor, materials, and equipment to construct or acquire the FEC PEVT, L.L.C. Intermodal Container

Transfer Facility, as more fully described in the Loan Application, in accordance with applicable law and the summary specifications included in Exhibit D.

(25)                          “SIB Security Agreement” shall mean the Security Agreement dated as of the date hereof, substantially in the form attached as Exhibit F, made by the Guarantor and Borrower in favor of the Department.

(26)                          “State” means the State of Florida.

(27)                          “State Fiscal Year” shall mean the period commencing on July 1 of each year and ending on June 30 of the succeeding year.

(28)                          “State Infrastructure Bank” or “SIB” means the State-funded State Infrastructure Bank created pursuant to Section 339.55, Florida Statutes.

(29)                          “Subordination Agreement” shall mean the Subordination Agreement, dated as of the date hereof, substantially in the form attached as Exhibit G, made by the Indenture Trustee in favor of the Department, acknowledged by the Guarantor.

1.02                        CORRELATIVE WORDS.

Words of the masculine gender include correlative words of the feminine and neuter genders.  Unless the context otherwise indicates, the singular includes the plural and the word “person” includes departments, corporations, companies, partnerships, and associations, including public bodies, as well as natural persons.

ARTICLE II

WARRANTIES, REPRESENTATIONS AND COVENANTS

2.01                        GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS.

The Borrower warrants, represents and covenants that:

(1)                                 The Borrower has full power and authority to enter into this Agreement and to comply with the provisions of this Agreement and shall initiate and prosecute to completion all proceedings necessary to enable the Borrower to provide the necessary funds for repayment of the Loan.

(2)                                 The Borrower currently is not the subject of bankruptcy, insolvency, or reorganization proceedings and is not in material default of, or otherwise subject to, any agreement or any law, administrative regulation, judgment, decree, note, resolution, charter or ordinance which would currently restrain or enjoin it from entering into, or complying with, this Agreement, in any material respect.

(3)                                 There is no material action, suit, proceeding, inquiry or investigation, at law or in equity, before any court or public body, pending or, to the best of the Borrower’s knowledge, threatened, which seeks to restrain or enjoin the Borrower from entering into or complying with this Agreement.

(4)                                 Prior to the Department making any Disbursement, the Borrower shall obtain all material permits, real property interests, and approvals necessary for the phase of construction of the Project or use of the Project for which such Disbursement relates.  The Borrower knows of no reason why any future required permits or approvals are not obtainable.

(5)                                 The Borrower shall undertake the Project on its own responsibility.

(6)                                 The Borrower shall release and hold harmless the State, its agencies, the Department, and each of their respective officers, members, and employees from any claim arising in connection with the Borrower’s actions or omissions in the Borrower’s planning, engineering, administrative, and construction activities financed by the Loan or its operation of the Project, except that neither the Borrower, its agents, employees, contractors and/or subcontractors will be liable under this paragraph for any claim, loss, damages, cost, charge, or expense arising out of any willful or grossly negligent act, error, or omission by the Department, or any of its officers, agents, or employees, during the performance of the Agreement.

(7)                                 All Borrower representations to the Department, pursuant to the Loan Application and this Agreement, were and are true and accurate in all material respects as of the date the Loan Application and this Agreement were each executed by the Borrower.  The financial information delivered by the Borrower to the Department was current and correct as of its date in all material respects.  Since the date of such financial information, there has not been any material adverse change in the financial condition or revenues and expenditures of the Borrower.  The Borrower shall comply with all applicable State and Federal laws, rules, and regulations in all material respects.  To the extent that any assurance, representation, or covenant requires a future action, the Borrower shall take such action as is necessary for compliance.

(8)                                 The Borrower shall adhere to generally accepted accounting principles.  As part of its bookkeeping system, the Borrower shall keep accounts of the Project separate from all other accounts and it shall keep accurate records of all expenditures relating to the Project, the Collateral and Loan disbursement receipts.

(9)                                 Pursuant to Section 216.347 of the Florida Statutes, the Borrower shall not use the Loan proceeds for the purpose of lobbying the Florida Legislature, the Judicial Branch, or a State Agency.

(10)                          The Borrower agrees to construct and/or acquire the Project or cause the Project to be constructed and/or acquired materially in accordance with the plans, specifications and time schedules referenced in the Loan Application.  Delays incident to strikes, riots, acts of God, and other events beyond the reasonable control of the Borrower are excepted.  If for any reason construction or acquisition is not completed as scheduled, there shall be no resulting diminution or delay in the Loan Payment unless consented to by the Department in writing, which consent shall not be unreasonably withheld, conditioned, or delayed.

(11)                          The Borrower covenants that this Agreement is entered into for the purpose of constructing, acquiring, refunding, or refinancing the Project.

(12)                          The Borrower shall submit to the Department such data, reports, records, contracts and other documents relating to the Project as the Department may reasonably request in order to ascertain the performance by the Borrower of its obligations under this Agreement.  The Department shall have the right to conduct on-site monitoring visits and audits during business hours and upon prior written notice to Borrower, and the Borrower shall cooperate and assist the Department in the reasonable inspection and audit of books, records, accounts, data and other information related to the Project, and in copying and removing the same for such purposes at all reasonable times.  The Borrower shall provide additional information as deemed appropriate by the Department, in its reasonable discretion.

(13)                          At such time as may be requested by the Department or the Division, the Borrower and the Guarantor shall execute a Disclosure Agreement, the form of which is attached hereto as Exhibit E, and shall furnish and certify to such information and execute and deliver and cause to be executed and delivered such documents, certificates and opinions as the Department or the Division may reasonably require in connection with the Bonds, including, without limitation, any continuing disclosure undertaking necessary for the Department or the Division to satisfy the requirements of Securities and Exchange Commission Rule 15c2-12.

(14)                          Prior to any disbursement of the Loan, the Borrower shall deliver, or cause to be delivered, the Letter of Credit, to the Department.  The obligation to furnish the Letter of Credit shall continue through July 1, 2017 (the “Expiry Date”).  Notwithstanding the foregoing, however, the Borrower shall have the option at any time but in all events at least ten (10) days prior to the expiration date of the Letter of Credit, to either (i) post an amount equal to Three Million Dollars ($3,000,000) in cash or cash equivalents (the “Cash Collateral”) with the Department, or (ii) to pay down the Loan by an amount equal to Three Million Dollars ($3,000,000).  In the event of a default by Borrower or Guarantor prior to the Expiry Date and a subsequent draw by the Department on the Letter of Credit or withdrawal of the Cash Collateral, as applicable, the Borrower shall, within fifteen (15) days following notice by the Department, reinstate the Letter of Credit to its original amount or replenish the amount of Cash Collateral delivered to the Department, as applicable, to its original amount.  This provision shall not be applicable if the Borrower shall have exercised its option to pay down the Loan in such amount. The expiration date of any Letter of Credit delivered pursuant to this Section may be before the Expiry Date if the terms of the Letter of Credit provide for automatic annual extension, without amendment, in one year periods, in accordance with Rule 14-116.002, Florida Administrative Code.  In the event the Borrower delivers the aforementioned Cash Collateral to the Department, the Department and the Borrower shall enter into a Memorandum of Agreement with the State of Florida, Department of Financial Services, Division of Treasury (DFS), under which DFS will keep such amount in an interest-bearing escrow account and either: (i) upon payment in full of the Loan by Borrower, promptly return such amount (with any accumulated interest) to Borrower; or (ii) upon notice to DFS, Borrower, and Guarantor of the occurrence of an Event of Default by Borrower or Guarantor and the continuation thereof, promptly pay to the Department an amount (with any accumulated interest) sufficient to cure such Event of Default, if applicable.

(15)                          Upon execution by the Department of (i) the SIB Security Agreement and (ii) together with the Indenture Trustee, the Subordination Agreement, the Department’s lien on the Collateral shall be enforceable in accordance with the terms of the SIB Security Agreement and the Subordination Agreement.

The Guarantor warrants, represents, and covenants that:

(i)                                     The Guarantor has full power and authority to enter into this Agreement and to comply with the provisions of this Agreement and shall initiate and prosecute to completion all proceedings necessary to enable the Guarantor to provide the necessary funds for repayment of the Loan as provided in this Agreement.

(ii)                                  The Guarantor currently is not the subject of bankruptcy, insolvency, or reorganization proceedings and is not in default of, or otherwise subject to, any agreement or any law, administrative regulation, judgment, decree, note, resolution, charter or ordinance which would currently restrain or enjoin it from entering into, or complying with, this Agreement, in any material respects.

(iii)                               There is no material action, suit, proceeding, inquiry or investigation, at law or in equity, before any court or public body, pending or, to the best of the Guarantor’s knowledge, threatened, which seeks to restrain or enjoin the Guarantor from entering into or complying with this Agreement.

(iv)                              The Guarantor shall make any Loan Payment required hereunder not made by the Borrower.

(v)                                 Upon execution by the Department of (i) the SIB Security Agreement and (ii) together with the Indenture Trustee, the Subordination Agreement, the Department’s lien on the Collateral shall be enforceable in accordance with the terms of the SIB Security Agreement and the Subordination Agreement.

2.02                        [Intentionally Deleted.]

2.03                        LEGAL AUTHORIZATION.

Upon signing this Agreement, the Borrower’s legal counsel shall express the opinion, subject to laws affecting the rights of creditors generally, that this Agreement and the Security Agreement have been duly authorized by the Borrower and shall constitute a valid and legal obligation of the Borrower enforceable in accordance with its terms upon execution by all of the applicable parties.

Upon signing this Agreement, the Guarantor’s legal counsel shall express the opinion, subject to laws affecting the rights of creditors generally, that this Agreement and the Security Agreement have been duly authorized by the Guarantor and shall constitute a valid and legal obligation of the Guarantor enforceable in accordance with its terms upon execution by all of the applicable parties.

2.04                        AUDIT AND MONITORING REQUIREMENTS.

The administration of resources awarded by the department to the Borrower may be subject to audits and/or monitoring by the department, as described in this section.  For further guidance, see the Executive Office of the Governor website, which can be found at:  www.fssa.state.fl.us.

Recipients of state funds (i.e. a non-state entity as defined by Section 215.97(2)(l), Florida Statutes) are to have audits done annually using the following criteria:

In the event that the recipient expends a total amount of state financial assistance equal to or in excess of $500,000 in any fiscal year of such recipient, the recipient must have a State single or project-specific audit for such fiscal year in accordance with Section 215.97, Florida Statutes; applicable rules of the Executive Office of the Governor and the CFO; and Chapters 10.550 (local governmental entities) or 10.650 (nonprofit and for-profit organizations), Rules of the Auditor General.  In determining the state financial assistance expended in its fiscal year, the recipient shall consider all sources of state financial assistance, including state financial assistance received from the Department, other state agencies, and other non-state entities.  State financial assistance does not include Federal direct or pass-through awards and resources received by a non-state entity for Federal program matching requirements.

In connection with the audit requirements, the recipient shall ensure that the audit complies with the requirements of Section 215.97(7), Florida Statutes.  This includes submission of a financial reporting package as defined by Section 215.97(2)(d), Florida Statutes, and Chapters 10.550 (local governmental entities) or 10.650 (nonprofit and for-profit organizations), Rules of the Auditor General.

If the recipient expends less than $500,000 in state financial assistance in its fiscal year, an audit conducted in accordance with the provisions of Section 215.97, Florida Statutes, is not required.  In the event that the recipient expends less than $500,000 in state financial assistance in its fiscal year and elects to have an audit conducted in accordance with the provisions of Section 215.97, Florida Statutes, the cost of the audit must be paid from the non-state entity’s resources (i.e., the cost of such an audit must be paid from the recipient’s resources obtained from other than State entities).

State awards are to be identified using the Catalog of State Financial Assistance (CSFA) title and number, award number and year, and name of the state Borrower awarding it.

The recipient shall follow up and take corrective action on audit findings.  Preparation of a summary schedule of prior year audit findings, including corrective action and current status of the audit findings is required.

Records related to unresolved audit findings, appeals, or litigation shall be retained until the action is completed or the dispute is resolved.  Access to project records and audit work papers shall be given to the FDOT, the Comptroller, and the Auditor General.  This section does not limit the authority of the Department to conduct or arrange for the conduct of additional audits or evaluations of state financial assistance or limit the authority of any other state official.  Copies of financial reporting packages, reports, or management letters required by this agreement shall be submitted by or on behalf of the recipient directly to following offices:

Florida Department of Transportation SIB Program Manager Office of Comptroller 605 Suwannee Street, MS #10 Tallahassee, FL 32399-0450	Auditor General’s Office Room 401, Pepper Building 111 West Madison Street Tallahassee, Florida 32399-1450

Any reports, management letter, or other information required to be submitted to the Department pursuant to this agreement shall be submitted timely in accordance with OMB Circular A-133, Florida Statutes, and Chapters 10.550 (local governmental entities) or 10.650 (nonprofit and for-profit organizations), Rules of the Auditor General, as applicable.

Recipients, when submitting financial reporting packages to the Department for audits done in accordance with OMB Circular A-133 or Chapters 10.550 (local governmental entities) or 10.650 (nonprofit and for-profit organizations), Rules of the Auditor General, should indicate the date that the reporting package was delivered to the recipient in correspondence accompanying the reporting package.

The submission requirement may be satisfied with the availability of the Financial Reporting Package on the recipient’s Internet Web site, in which case a hard copy will not be required.  The Department is to be notified when the Reporting Package is available, including the Internet address.

Progress Reports. The Borrower shall provide to the Department’s SIB Program Manager semi-annual progress reports on “program and financial activities” that occur each State Fiscal Year.  The report will be signed or submitted electronically in accordance with Chapter 668, Florida Statutes, by an individual authorized by the governing board of the Borrower.  The following program information shall be included:  program accomplishments (specific action taken to implement approved objectives/activities) and percent of accomplishments for each in terms of percentage completed; problems delaying implementation; and revised Project schedules if activities are not conforming to approved Project schedules as contained in the application.  The following financial information shall be included:  beginning fund balance; amount of expenditures; ending fund balance; interest earned to date; and the amount and percent of funds being contributed to the Project from other sources.  The semi-annual progress report is available on the SIB website at www.dot.state.fl.us/financialplanning/finance/sib.htm.

Records Retention.  The recipient shall retain sufficient records demonstrating its compliance with the terms of this agreement for a period of at least five years from the date the audit report is issued, and shall allow the Department, or its designee, the state CFO or Auditor General access to such records upon request.  The recipient shall ensure that the independent audit working papers are made available to the Department, or its designee, the state CFO, or Auditor General upon request for a period of at least five years from the date the audit report is issued, unless extended in writing by the Department.

All costs charged to the Project, including any approved services contributed by the Borrower or others, shall be supported by properly executed payrolls, time records, invoices, contracts, or vouchers evidencing in proper detail the nature and propriety of the charges.

Any check or order drawn by the Borrower with respect to any item which is or will be supported by the Loan must be supported with a properly signed voucher on file in the office of the Borrower stating in proper detail the purpose for which such check or order is drawn.  All checks, payrolls, invoices, contracts, vouchers, orders, or other accounting documents pertaining in whole or in part to the Project shall be clearly identified, and readily accessible, and, to the extent feasible, kept separate and apart from all other such documents.

Access to Project Site.  The Borrower shall provide access to Project sites and administrative offices to authorized representatives of the Department at any reasonable time.  The Borrower shall cause its engineers and contractors to cooperate during Project inspections, including making available working copies of plans and specifications and supplementary materials.

ARTICLE III

THE PROJECT

3.01                        PROJECT CHANGES.

The Borrower covenants and agrees that it will not change the scope of the Project or alter the nature of the Project in any material fashion, or substitute any other project for the Project, without the prior written approval of the Department, which approval shall not be unreasonably withheld, conditioned, or delayed.

3.02                        TITLE OF PROJECT.

The Borrower shall have a leasehold interest in the real property and an interest in the personal property required for construction, acquisition, and operation of the Project free and clear of liens and encumbrances which would impair the usefulness of such property for the intended use, in any material respect.  The Borrower may only sell or otherwise dispose of its interest in the Project or any portion thereof in accordance with the provisions of the Ground Lease and no such sale or disposition shall relieve Borrower or Guarantor of any obligations under this Agreement.

3.03                        PERMITS AND APPROVALS.

The Borrower shall have obtained, prior to any Disbursement, all material permits and approvals necessary for the phase of construction of the Project or portion of the Project funded under this Agreement for which such Disbursement relates.

3.04                        PROHIBITION AGAINST DISPOSITIONS.

The Borrower is prohibited from selling, leasing, or disposing of any part of the Project which would materially adversely affect the ability of the Borrower to meet its obligations under this Agreement so long as this Agreement, including any amendment thereto, is in effect unless the written consent of the Department is first secured.

3.05                        COMPLETION MONEYS.

In addition to the proceeds of this Loan, the Borrower covenants that it has obtained, or will obtain, sufficient moneys from other sources to complete construction and place the Project in operation on, or prior to, the Project completion date specified in this Article III.  Failure of the Department to approve additional financing, where required, shall not constitute a waiver of the Borrower’s covenants to complete and place the Project in operation.

3.06                        PROJECT SCHEDULE AND INDEBTNESS.

The Borrower agrees:

(1)                                 Initiation of Project construction/acquisition is anticipated to be September, 2012.

(2)                                 Completion of Project construction/acquisition is anticipated to be June, 2014.

(3)                                 The Loan Repayments shall be due at the times and in the amounts set forth on Exhibit B.

ARTICLE IV

OPERATION AND MAINTENANCE OF THE PROJECT

4.01                        REVENUES.

To the extent that the source of funds for the Loan Payments is derived from Project revenues that may be adjusted by the Borrower, the Borrower shall maintain rates and charges generating such revenues at a level sufficient to provide the Loan Repayments due in such Fiscal Year.

4.02                        NO FREE SERVICE.

To the extent the source of funds for the Loan Payments is derived from revenues that may be adjusted by the Borrower, the Borrower shall not, except to the extent otherwise required by law or in the ordinary course of business, permit access to property or furnish any service that generates such revenues without making such charge therefore based on the Borrower’s uniform schedule or rates, fees, and charges.

4.03                        MAINTENANCE OF PROJECT.

The Borrower shall operate and maintain the Project in a proper, sound and economical manner and shall make all necessary repairs, renewals, and replacements to comply with the foregoing standard.

4.04                        PROJECT ADDITIONS AND MODIFICATIONS.

The Borrower may make any additions, modifications, or improvements to the Project which it deems desirable and which do not materially adversely affect the ability of the Borrower to meet its obligations under this Agreement.

4.05                        COLLECTION OF REVENUES.

The Borrower shall use commercially reasonable efforts to collect all Project revenues and other amounts due to it.

ARTICLE V

DEFAULTS AND REMEDIES

5.01                        EVENTS OF DEFAULT.

Each of the following events is hereby declared an event of default (“Event of Default”):

(1)                                 Failure to make any Loan Payment when it is due and such failure shall continue for a period of 5 days.

(2)                                 Any warranty, representation or other statement by, or on behalf of, the Borrower or the Guarantor contained in this Agreement or in any document, certificate or information furnished in compliance with, or in reference to, this Agreement, is determined to be false or misleading in any material respect.

(3)                                 An order or decree is entered, with the acquiescence of the Borrower, appointing a receiver for any part of the Project; or if such order or decree, having been entered without the consent or acquiescence of the Borrower, shall not be vacated or discharged or stayed on appeal within 60 days after the entry thereof.

(4)                                 Any proceeding is instituted, with the acquiescence of the Borrower or the Guarantor, for the purpose of effecting a composition between the Borrower or the Guarantor and its creditors or for the purpose of adjusting the claims of such creditors, pursuant to any federal or state statute now or hereafter enacted.

(5)                                 Any bankruptcy, insolvency or other similar proceeding is instituted by, or against, the Borrower or the Guarantor under federal or state bankruptcy or insolvency law now or hereafter in effect and, if instituted against the Borrower or the Guarantor, is not dismissed within 60 days after filing.

(6)                                 Failure to provide or restore the Letter of Credit or the Cash Collateral, as applicable, as required under this Agreement, unless the Borrower shall have paid down the Loan in an amount equal to Three Million Dollars, as provided herein.

(7)                                 Except as provided in Section 5.01, any failure to comply with the material provisions of this Agreement or failure in the performance or observance of any of the covenants or actions required by this Agreement in any material respects (a “General Non-compliance Default”), provided, however, that if the Borrower or the Guarantor provides the Department with written notice of a General Non-compliance Default within 30 days of the date of such General Non-compliance Default, then the Borrower and Guarantor shall have 60 days from the date of such General Non-compliance Default to cure such General Non-compliance Default to the satisfaction of the Department in the Department’s reasonable discretion.  If the Borrower or

Guarantor, as the case may be, fails, within the time periods provided in the previous sentence, to (i) provide written notice of a General Non-compliance Default, or (ii) cure the General Non-compliance Default to the satisfaction of the Department in the Department’s reasonable discretion, then the Borrower and Guarantor shall be deemed to be in default of this Agreement as of the date of the General Non-compliance Default.

5.02                        REMEDIES.

Upon any event of default, the Department or the Division may pursue any available remedy at law or in equity, including:

(1)                                 By mandamus or other proceeding at law or in equity, cause the Borrower and/or the Guarantor to remit to the Department funds sufficient to enable the Borrower to satisfy its obligations under this Agreement.

(2)                                 By action or suit in equity, require the Borrower to account for all moneys received pursuant to this Agreement.

(3)                                 By action or suit in equity, enjoin any acts or things which may be unlawful or in violation of the rights of the Department or the Division.

(4)                                 By applying to a court of competent jurisdiction, cause the appointment of a receiver to manage the Project, establish and collect fees and charges, and apply the revenues to the reduction of the obligations under this Agreement.

(5)                                 By notifying financial market credit rating agencies and potential creditors of the event of default.

(6)                                 By suing the Borrower and/or the Guarantor for payment of amounts due, or becoming due, with interest on overdue payments together with all costs of collection, including attorneys’ fees.

(7)                                 By accelerating the repayment schedule or increasing the Financing Rate on the unpaid principal of the Loan to as much as 1.667 times the Financing Rate for a default under Section 5.01.

(8)                                 By drawing on the Letter of Credit or the Cash Collateral, as applicable.

In addition to pursuing one or more of the above remedies, upon an event of default, the Department may, by providing 75 days advance written notice to the Borrower, elect to terminate this Agreement, and the Department shall have no further obligation or commitment under this Agreement to the Borrower or the Guarantor.  Any partial Loan Repayments shall be allocated first to interest and second to principal.

5.03                        REMEDIES NOT EXCLUSIVE; DELAY AND WAIVER.

No remedy conferred upon or reserved to the Department by this Article is exclusive and every such remedy shall be cumulative and shall be in addition to every other remedy.  No delay or omission by the Department to exercise any right or power accruing as a result of an event of default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein, and every such right and power may be exercised as often as may be deemed expedient.  No waiver of any default under this Agreement shall extend to or affect any subsequent event of default, whether of the same or different provision of this Agreement, or shall impair consequent rights or remedies.

ARTICLE VI

COLLATERAL

6.01                        SUPERIORITY OF THE PLEDGE TO THE DEPARTMENT.

From and after the Agreement Date, subject to the Subordination Agreement and the SIB Security Agreement, the Department shall have a lien on the Collateral, which will be prior and superior to any other lien, pledge or assignment.

ARTICLE VII

GENERAL PROVISIONS

7.01                        DISCHARGE OF OBLIGATIONS.

All payments required to be made under this Agreement shall be cumulative and any deficiencies in any Fiscal Year shall be added to the payments due in the succeeding Fiscal Year and all Fiscal Years thereafter until fully paid.  Loan Repayments shall continue to be secured by this Agreement until all of the payments required shall be fully paid to the Department.  If at any time the Borrower shall have paid all amounts due under this Agreement, or shall, in accordance with the provisions of this Section 7.01 have defeased the Loan, the pledge of, and lien on, the Collateral to the Department shall be no longer in effect and, except as provided in Section 2.02, this Agreement shall terminate.  Deposit of sufficient cash or Defeasance Obligations may be made to effect defeasance of this Loan; provided that, the deposit shall be made in irrevocable trust with a banking institution or trust company for the sole benefit of the Department or its assignees and the Department has approved in writing such deposit.  Notwithstanding any provision of this Agreement to the contrary, the Borrower may prepay this Loan only upon the express written consent of the Department, which consent shall not be withheld if such prepayment, in the judgment of the Department and the Division, will not adversely impact the Department’s ability to comply with covenants relating to obligations secured by such Loan in any material respects.

7.02                        RESERVED.

7.03                        ASSIGNMENT OF RIGHTS UNDER AGREEMENT.

The Borrower hereby expressly acknowledges that the Loan and all payments of principal and interest thereon, and all proceeds thereof, have been pledged and assigned under the Resolution as security for the payment of principal of, premium, if any, and interest on the Bonds and by the execution of this Agreement the Borrower in all respects consents to such pledge and assignment.  The Department and the Division may further pledge or assign all or any parts of this Agreement without the prior consent of the Borrower or the Guarantor after written notification to the Borrower and Guarantor.  Neither the Borrower or the Guarantor shall assign its rights and obligations under this Agreement without the prior written consent of the Department and receipt by the Department and the Division of a Bond Counsel Opinion, obtained at the Borrower’s or Guarantor’s expense, that such assignment will not adversely impact the tax status of the Bonds.

7.04                        AMENDMENT OF AGREEMENT.

This Agreement may be amended in writing, except that no amendment shall be permitted which is inconsistent with any applicable State or Federal law. This Agreement may be amended after all construction contracts are executed to re-establish the Project cost, Project schedule, and Loan amount.  A final amendment establishing the final Project costs shall be completed after the Department’s final inspection of the Project records.

7.05                        ANNULMENT OF AGREEMENT.

The Department, in consultation with the Division, may unilaterally annul this Agreement if the Borrower has not drawn any of the Loan proceeds within six months of the first scheduled disbursement date referenced in Article IX.  If the Department unilaterally annuls this Agreement, the Department will provide written notification to the Borrower.

7.06                        SUSPENSION AND TERMINATION.

If the Borrower abandons or, before completion, discontinues the Project; or if the commencement, prosecution, or timely completion of the Project by the Borrower is rendered improbable, infeasible, impossible, or illegal, by written notice to the Borrower, the Department may suspend any or all of its obligations under this Agreement until such time as the event or condition resulting in such suspension has ceased or been corrected, or at its option, the Department may terminate any or all of its remaining obligations under this Agreement.

Upon receipt of any termination or suspension notice, the Borrower shall proceed promptly to carry out the actions required therein which may include, but not be limited to:  (1) necessary action to terminate or suspend, as the case may be, Project activities and contracts and such other action as may be required or desirable to keep to the minimum the costs upon the Loan; (2) furnish a statement of the Project activities and contracts, and other undertakings the cost of which are otherwise includable as Project costs; and (3) repay the SIB according to the provisions of the Agreement, or as otherwise agreed upon, in writing, by the Department and the Borrower.  The termination or suspension shall be carried out in conformity with the latest schedule, plan, and budget as approved by the Department or upon the basis of terms and conditions imposed by the Department upon the failure of the Borrower to furnish the schedule, plan, and budget within a reasonable time.

The Department reserves the right to unilaterally cancel this Agreement for refusal by the Borrower to allow public access to all documents, papers, letters or other materials subject to the provisions of Chapter 119, Florida Statutes, and made or received in conjunction with this Agreement.

7.07                        SEVERABILITY CLAUSE.

If any provision of this Agreement shall be held invalid or unenforceable, the remaining provisions shall be construed and enforced as if such invalid or unenforceable provision had not been contained herein.

7.08                        APPROPRIATION.

The Department’s performance and obligation to pay under this Agreement is contingent upon an annual appropriation by the Legislature.

The provisions of Section 339.135(6)(a), Florida Statutes, are hereby incorporated verbatim: “(a) The Department, during any fiscal year, shall not expend money, incur any liability, or enter into any contract which, by its terms involves the expenditure of money in excess of the amounts budgeted as available for expenditure during such fiscal year.  Any contract, verbal or written, made in violation of this subsection is null and void, and no money may be paid on such contract.  The Department shall require a statement from the comptroller of the Department that funds are available prior to entering into any such contract or other binding commitment of funds.  Nothing herein contained shall prevent the making of contracts for periods exceeding 1 year, but any contract so made shall be executory only for the value of the services to be rendered or agreed to be paid for in succeeding fiscal years; and this paragraph shall be incorporated verbatim in all contracts of the Department which are for an amount in excess of $25,000 and which have a term for a period of more than 1 year.”

ARTICLE VIII

INSURANCE

The Borrower shall cause the Project to be and remain insured by an insurance company or companies licensed to do and doing business in the State against loss or damage due to any accident or casualty.  Such insurance shall remain in place until such time as the Borrower shall have repaid the Loan in full.

The Proceeds of insurance policies received as a result of damage to or destruction of the Project shall be used, subject to the provisions of the Ground Lease, to (i) restore or replace damaged or destroyed portions of the Project, (ii) to repay all or a portion of the Loan, or (iii) any combination of the foregoing.  If such insurance proceeds are insufficient to restore or replace damaged portions of the Project, the Borrower shall provide additional funds to restore or replace such portions of the Project.  Repair, construction or replacement shall be completed within a commercially reasonable period of time.

ARTICLE IX

DETAILS OF FINANCING

9.01                           PRINCIPAL AMOUNT OF LOAN.

The Department agrees to lend to the Borrower, and the Borrower promises and agrees to repay the Department the Loan at the times, in the amounts and in the manner set forth in this Agreement.  The principal amount of the Loan as of any date shall consist of the aggregate Disbursements, plus interest that has accrued and been added to the principal amount of the Loan, less the aggregate principal component of all Loan Repayments made, all as of such date.

The principal amount of the Loan as of the date of the first Loan Payment is $30,000,000, which consists of the amounts scheduled to be disbursed to the Borrower in the amounts and at the times set forth in Disbursement Schedule attached hereto as Exhibit A.

9.02                           FINANCING RATE.

Interest shall accrue on the principal amount of the Loan at the Financing Rate (defined below).  The Financing Rate is 3.50% per annum, compounded annually, using an actual-days-elapsed/365 day counting convention, as indicated by the schedule of Loan Disbursement/Repayments attached hereto as Exhibit B.

9.03                           LOAN DISBURSEMENTS.

The Department shall disburse the Loan to the Borrower in the amounts and at the times set forth in the Disbursement Schedule (Exhibit A), provided that prior to each Disbursement, the Department receives a completed Disbursement Request Form substantially in the form of Exhibit C attached hereto and such other certificates or documents as the Department shall reasonably request from time to time upon 30 days written notice to the Borrower.

Upon written request by the Borrower, the Department may, in its sole and absolute discretion, amend the Disbursement Schedule to take into account unexpected events or reasonable adjustments to the financing of the Project, including, but not limited to, increases or decreases in the Disbursement amounts and acceleration or delays in the construction of the Project. The Department may, in its sole and absolute discretion, adjust the Loan Disbursement/Repayment Schedule attached hereto as Exhibit B to take into account the adjustments permitted by the previous sentence.

Under no circumstances shall the sum of the Disbursements to the Borrower exceed $30,000,000 under this Agreement.  Furthermore, the Department’s obligation to fund any Disbursement is subject to funds being made available by an appropriation made pursuant to Florida law.

The Disbursement Schedule reflects an advance Disbursement.  The Department may advance the amount of $4,500,000, which is equal to 15% of the Loan.  The advance Disbursement may be released after execution of this Agreement within the fiscal year of the Loan funding in the Department’s Adopted Work Program upon receipt of an invoice for the advance from the Borrower.  The advanced Disbursement, including interest earned on the advance by the Borrower, if any, must be accounted for separately from other funds of the Borrower.  Any interest earned by Borrower on the advance Disbursement must be used for eligible costs of the Project or refunded to the Department.  The Borrower shall invoice the Department no less than monthly for costs incurred and paid from the advance Disbursement.

The advance Disbursement, plus any interest earnings shall be deducted from the final Disbursements under the Loan.  Any unexpended funds remaining after completion of the Project shall be returned to the Department within 90 days of the completion of the Project.

9.04                           LOAN REPAYMENTS.

Loan Repayments shall be made at the time and in the amounts set forth in the Loan Disbursement/Repayment Schedule attached hereto as Exhibit B.  To the extent the actual principal amount of the Loan calculated as provided in Section 9.01 above is less than the estimated principal amount of the Loan as set forth in Section 9.01 hereof, the amount of the scheduled Loan Payment credited to principal shall increase and the Loan Payment Schedule shall be adjusted, so that the Loan is paid in full over a shorter amount of time.  Notwithstanding the foregoing, however, if the actual principal amount of the Loan calculated as provided in Section 9.01 above is less than the estimated principal amount of the Loan as set forth in Section 9.01, the parties to this Agreement hereby agree to adjust the Loan Payment Schedule in such a way as to not adversely impact any obligations of the Department secured by repayments under this Agreement.

Loan Repayments shall be credited first to interest accruing on the principal amount of the Loan, if any, then to principal.

If at any time the Borrower has advance notice that it will not be able to pay any Loan Payment when due, the Borrower shall immediately notify the Department and the Guarantor of such inability to make the required payment.  The Guarantor shall then make the required Loan Payment when due.  If at any time the Guarantor has advance notice that it will not be able to pay any Loan Payment when due, the Guarantor shall immediately notify the Department of such inability to make the required payment.

ARTICLE X

MISCELLANEOUS

10.01                     THIRD PARTY AGREEMENTS.

Prior to execution of this Agreement by the Department, the Borrower shall not incur any liability for consultant services, construction, or purchase of commodities with any third party with respect to the Project that it intends to or will fund through a Disbursement without the written approval of the Department.  Failure to obtain such approval from the Department shall be deemed a material breach of this Agreement, relieving the Department of any obligation to make Disbursements under this Agreement.

10.02                     DISADVANTAGED BUSINESS ENTERPRISE (DBE) POLICY AND OBLIGATION.

It is the policy of the Department that disadvantaged business enterprises as defined in 49 CFR Part 23, as amended, shall have the maximum opportunity to participate in the performance of contracts financed in whole or in part with funds disbursed by the Department under this Agreement.

The Borrower and its contractors agree to ensure that Disadvantaged Business Enterprises as defined in 49 CFR Part 26, as amended, have the maximum opportunity to participate in the performance of contracts and this Agreement.  In this regard, all recipients, and contractors shall take all necessary and reasonable steps in accordance with 49 CFR Part 26, as amended, to ensure that the Disadvantaged Business Enterprises have the maximum opportunity to compete for and perform contracts.  Grantees, recipients and their contractors shall not discriminate on the basis of race, color, national origin or sex in the award and performance of Department assisted contracts.

10.03                     DISCRIMINATORY VENDOR.

Pursuant to Section 287.134(3)(a), Florida Statutes, the following is included in this Agreement.  Section 287.134(2)(a), Florida Statutes:  “An entity or affiliate who has been placed on the discriminatory vendor list may not submit a bid on a contract to provide any goods or services to a public entity, may not submit a bid on a contract with a public entity for the construction or repair of a public building or public work, may not submit bids, proposals, or replies on leases of real property to a public entity, may not be awarded or perform work as a contractor, supplier, subcontractor, or consultant under a contract with any public entity, and may not transact business with any public entity.”

10.04                     EQUAL EMPLOYMENT OPPORTUNITY.

In connection with the carrying out of any project, the Borrower shall not discriminate against any employee or applicant for employment because of race, age, creed, color, sex or national origin.

10.05                     PROHIBITED INTERESTS.

Neither the Borrower nor any of its contractors, subcontractors, consultants, or subconsultants shall enter into any contract with one another, or arrangement in connection with the Project or any property included or planned to be included in the Project, which violates any provision of Chapter 112, Florida Statutes, relating to conflicts of interest and prohibited transactions.  The Borrower shall further diligently abide by all provisions of Florida law regulating the Borrower with respect to procurement, contracting, and ethics, in all material respects.  The Borrower shall insert in all contracts entered into in connection with the Project subsequent to the date hereof, and shall hereafter require its contractors and consultants to insert in each of their contracts the following provision:

“The Borrower is governed in its contracts and transactions by provisions of Florida law relating to conflicts of interest, prohibited transactions, and ethics in government.  All parties to contracts with the Borrower relating to this project shall familiarize themselves with Chapter 112, Florida Statutes, and with general Florida law regulating the Borrower’s ethical requirements, prohibitions, and limitations with respect to procurement and contracts.”

The provisions of this subsection shall not be applicable to any agreement between the Borrower and its fiscal depositories, or to any agreement for utility services the rates for which are fixed or controlled by a governmental Borrower.

10.06                     ENVIRONMENTAL POLLUTION.

Execution of this Agreement constitutes a certification by the Borrower that the Project will be carried out in conformance with all applicable material environmental regulations including the securing of any applicable permits.  The Borrower will be solely responsible for any liability in the event of non-compliance with applicable environmental regulations, including the securing of any applicable permits, and will reimburse the Department for any loss incurred in connection therewith.

10.07                     NO OBLIGATION TO THIRD PARTIES.

Except to the extent set forth herein, neither the Department, the Borrower, nor the Guarantor shall be obligated or liable hereunder to any person or entity not a party to this Agreement.

10.08                     WHEN RIGHTS AND REMEDIES NOT WAIVED.

In no event shall the making by the Department of any Disbursement to the Borrower constitute or be construed as a waiver by the Department of any breach of covenant or any default which may then exist, on the part of the Borrower, and the making of such Disbursement by the Department while any such breach or default shall exist shall in no way impair or prejudice any right or remedy available to the Department with respect to such breach or default.

10.09                     BONUS OR COMMISSION.

By execution of the Agreement the Borrower and the Guarantor individually represent that it has not paid and, also, agrees not to pay, any bonus or commission for the purpose of obtaining an approval of its application for the Loan established hereunder.

10.10                     USE AND MAINTENANCE OF PROJECT.

The Borrower agrees that the Project facility and equipment will be used by the Borrower to provide or support public transportation for the period of the useful life of such facility and equipment as determined in accordance with general accounting principles.  The Borrower further agrees to maintain the Project facility and equipment in good working order for the useful life of said facility or equipment, reasonable wear and tear excepted, and maintain property records, conduct physical inventories, and develop control systems reasonably commensurate with projects similar to the Project.

10.11                     INDEMNITY.

To the extent allowed by law, the Borrower shall indemnify, defend, and hold harmless the Department and all of its officers, agents, and employees from any claim, loss, damages, cost, charge, or expense arising out of any act, error, omission, or negligent act by the Borrower, its agents, employees, contractors and/or subcontractors during the performance of the Agreement, except that neither the Borrower, its agents, employees, contractors and/or subcontractors will be liable under this paragraph for any claim, loss, damages, cost, charge, or expense arising out of any act, error, omission, or negligent act by the Department, or any of its officers, agents, or employees, during the performance of the Agreement.

If the Department receives notice of claim for damages that may have been caused by the Borrower in the performance of services required under this Agreement, the Department will immediately forward the claim to the Borrower.  The Department’s failure to promptly notify the Borrower of a claim will not act as a waiver or any right herein.

10.12                     PLANS AND SPECIFICATIONS.

In the event that this Agreement involves the purchasing of capital equipment or the constructing and equipping of a facility, the Borrower shall design and construct the equipment and/or facility in accordance with the standards applicable to the Borrower.  Failure to follow the plans and specifications in all material respects shall be sufficient cause for delays in the distribution of Disbursements by the Department.

10.13                     PROJECT COMPLETION, BORROWER CERTIFICATION.

Upon completion of the Project, the Borrower will certify in writing that the Project (or expending of the Loan) was completed in accordance with applicable plans and specifications and that the Project is accepted by the Borrower as suitable for the intended purpose.

10.14                     THIRD PARTY BENEFICIARY.

To the extent this Agreement confers upon or grants to the Division any right, remedy, or claim hereunder, the Division is hereby recognized as being a third party beneficiary hereunder and may enforce any such right, remedy or claim given or granted hereunder.

10.15                     ENTIRE AGREEMENT.

The Loan Application executed by the Borrower, all exhibits, attachments and schedules attached to the Loan Application, and this Agreement (“the Agreement Documents”) sets forth the entire agreement between the parties and incorporate and supercede all prior negotiations, correspondence, conversations, agreements or understandings applicable to the matters contained herein and therein, and the parties hereto agree that there are no commitments, agreements or understandings concerning the subject matter of this Agreement that are not contained in the Agreement Documents.  Accordingly, it is agreed that no deviation from the terms of the Agreement Documents shall be predicated upon any prior representation or agreements whether oral or written.  It is further agreed that no modification, amendment or alteration in the terms and conditions contained in the Agreement Documents shall be effective unless contained in a written document executed by the parties hereto.

It is further agreed that the Department will have no obligation to honor any request for Disbursement made by the Borrower or otherwise make any Disbursement under this agreement in the event that the Department has notified the Borrower that an event of default has occurred and is continuing under this or any other agreement between the Borrower and the Department.  Any waiver of this provision by Disbursement following an event of default by the Borrower under the terms of this agreement, or any other agreement between the Borrower and the Department, will not constitute a continuing waiver of this provision and the Department may refuse to make further Disbursements without any liability to the Borrower whatsoever.

In the event of conflict between the terms and conditions of the Agreement Documents: (i) the terms and conditions contained in the body of this Agreement prevail over conflicting terms and conditions contained in any exhibits, schedules and attachments attached to this Agreement; (ii) the terms and conditions contained in the body of the Loan Application prevail over any conflicting terms and conditions contained in any exhibits, schedules and attachments attached to the Loan Application; and (iii) the terms and conditions of the Agreement, including all exhibits, schedules and attachments hereto, prevail over conflicting terms and conditions contained in the Loan Application and any exhibits, schedules and attachments thereto.

10.16                     NOTICES.

Any notice, demand, request or other instrument which is required to be given under this Agreement in writing shall be delivered to the following addresses:

If to the Department:

SIB Program Manager
Florida Department of Transportation
Office of Comptroller
Project Finance Team
605 Suwannee Street, MS #10
Tallahassee, Florida 32399-0450

If to Borrower:

FEC PEVT, L.L.C.
7411 Fullerton Street
Suite 100
Jacksonville, FL 32256
Attention: General Counsel

10.17                     E-VERIFY.

The Borrower shall utilize the U.S. Department of Homeland Security’s E-Verify system, in accordance with the terms governing use of the system, to confirm the employment eligibility of:

All persons employed by the Borrower during the term of this Agreement to perform employment duties within Florida; and

All persons, including subcontractors, assigned by the Borrower to perform work pursuant to this Agreement.

10.18                     EXECUTION OF AGREEMENT.

This Agreement shall be executed in three or more counterparts, any of which shall be regarded as an original and all of which constitute but one and the same instrument.

10.19                     SUCCESSORS AND ASSIGNS.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby.

10.20                     GOVERNING LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

10.21                     JURY TRIAL WAIVER.

THE BORROWER AND THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.22                     USURY.

Regardless of any other provision of this Loan Agreement, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal amount of the Loan and not to the payment of interest, and (ii) if the Loan evidenced by this Loan Agreement has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal amount of the Loan or the refunding of excess to be a complete settlement and acquittance thereof.

10.23                     PAYMENT OF STAMP TAX.

Pursuant to Florida Statutes 201.08(1)(a), the parties to this Agreement have determined that Florida documentary stamp tax in the amount of $2,450.00 is due with respect to the written obligations to this Agreement, to be paid by Borrower upon execution of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Department has caused this Agreement to be executed on its behalf by its Secretary, the Borrower has caused this Agreement to be executed on its behalf by its Authorized Representative, and the Guarantor has caused this Agreement to be executed on its behalf by its Authorized Representative.  The effective date of this Agreement shall be the Agreement Date.

[SIGNATURE PAGE FOLLOWS ON THE NEXT PAGE]

STATE OF FLORIDA DEPARTMENT OF TRANSPORTATION

/s/ Ananth Prasad	/s/ Robert Burdick
Ananth Prasad, P.E. Secretary	Legal Review

FEC PEVT, L.L.C., a Florida limited liability company

/s/ John Brenholt

Its:
I attest to the opinion expressed in Section 2.03, entitled Legal Authorization, and as to form and legal sufficiency.
Attest

/s/ Robert Ledoux

Its: VP and General Counsel

FLORIDA EAST COAST RAILWAY, L.L.C., a Florida limited liability company

/s/ John Brenholt

Its:
I attest to the opinion expressed in Section 2.03, entitled Legal Authorization, and as to form and legal sufficiency.
Attest

/s/ Robert Ledoux

Its: VP and General Counsel

EXHIBIT A

DISBURSEMENT SCHEDULE FORM

Total SIB Loan Amount:	$30,000,000

Total SIB Commitment:	$30,000,000

SIB Estimated Disbursement Schedule:

Fiscal Year	Amount		Balance
2012/13	$4,500,000	*	$25,500,000
	$11,355,000		$14,145,000
2013/14	$14,145,000		$0

Based on Borrower application, estimated annual expenditures, and the Department’s historical cash flow rates.

Borrower may submit invoices and requests for Disbursements during each Fiscal Year at such times as it selects, provided that invoices and requests shall not be submitted for less than an aggregate of $25,000.

*  Estimated advanced payment pending authorization of the Florida Department of Financial Services.

A-1

EXHIBIT B

LOAN DISBURSEMENT/REPAYMENT SCHEDULE

FEC PEVT, LLC Intermodal Container Transfer Facility
Fiscal Year	Date	Beginning Balance	Estimated/Actual Disbursement	Interest Accrued at 3.50%	Balance Including Interest	Repayment to Principal	Repayment to Interest	Total Repayment	Ending Balance
2012/13	10/1/2012	$0.00	$4,500,000.00	$0.00	$4,500,000.00	$0.00	$0.00	$0.00	$4,500,000.00
		$4,500,000.00	$11,355,000.00	$0.00	$15,855,000.00	$0.00	$0.00	$0.00	$15,855,000.00
2013/14	10/1/2013	$15,855,000.00	$14,145,000.00	$554,925.00	$30,554,925.00	$0.00	$554,925.00	$554,925.00	$30,000,000.00
2014/15	10/1/2014	$30,000,000.00	$0.00	$1,050,000.00	$31,050,000.00	$0.00	$1,050,000.00	$1,050,000.00	$30,000,000.00
2015/16	10/1/2015	$30,000,000.00	$0.00	$1,050,000.00	$31,050,000.00	$1,060,832.00	$1,050,000.00	$2,110,832.00	$28,939,168.00
2016/17	10/1/2016	$28,939,168.00	$0.00	$1,012,870.88	$29,952,038.88	$1,097,961.12	$1,012,870.88	$2,110,832.00	$27,841,206.88
2017/18	10/1/2017	$27,841,206,88	$0.00	$974,442.24	$28,815,649.12	$1,136,389.76	$974,442.24	$2,110,832.00	$26,704,817.12
2018/19	10/1/2018	$26,704,817.12	$0.00	$934,668.60	$27,639,485.72	$1,176,163.40	$934,668.60	$2,110,832.00	$25,528,653.72
2019/20	10/1/2019	$25,528,653.72	$0.00	$893,502.88	$26,422,156.60	$1,217,329.12	$893,502.88	$2,110,832.00	$24,311,324.60
2020/21	10/1/2020	$24,311,324.60	$0.00	$850,896.36	$25,162,220.96	$1,259,935.64	$850,896.36	$2,110,832.00	$23,051,388.96
2021/22	10/1/2021	$23,051,388.96	$0.00	$806,798.61	$23,858,187.57	$1,304,033.39	$806,798.61	$2,110,832.00	$21,747,355.57
2022/23	10/1/2022	$21,747,355.57	$0.00	$761,157.45	$22,508,513.02	$1,349,674.55	$761,157.45	$2,110,832.00	$20,397,681.02
2023/24	10/1/2023	$20,397,681.02	$0.00	$713,918.84	$21,111,599.86	$1,396,913.16	$713,918.84	$2,110,832.00	$19,000,767.86
2024/25	10/1/2024	$19,000,767.86	$0.00	$665,026.87	$19,665,794.73	$1,445,805.13	$665,026.87	$2,110,832.00	$17,554,962.73
2025/26	10/1/2025	$17,554,962.73	$0.00	$614,423.70	$18,169,386.43	$1,496,408.30	$614,423.70	$2,110,832.00	$16,058,554.43
2026/27	10/1/2026	$16,058,554.43	$0.00	$562,049.40	$16,620,603.83	$1,548,782.60	$562,049.40	$2,110,832.00	$14,509,771.83
2027/28	10/1/2027	$14,509,771.83	$0.00	$507,842.01	$15,017,613.85	$1,602,989.99	$507,842.01	$2,110,832.00	$12,906,781.85
2028/29	10/1/2028	$12,906,781.85	$0.00	$451,737.36	$13,358,519.21	$1,659,094.64	$451,737.36	$2,110,832.00	$11,247,687.21
2029/30	10/1/2029	$11,247,687.21	$0.00	$393,669.05	$11,641,356.26	$1,717,162.95	$393,669.05	$2,110,832.00	$9,530,524.26
2030/31	10/1/2030	$9,530,524.26	$0.00	$333,568.35	$9,864,092.61	$1,777,263.65	$333,568.35	$2,110,832.00	$7,753,260.61
2031/32	10/1/2031	$7,753,260.61	$0.00	$271,364.12	$8,024,624.73	$1,839,467.88	$271,364.12	$2,110,832.00	$5,913,792.73
2032/33	10/1/2032	$5,913,792.73	$0.00	$206,982.75	$6,120,775.48	$1,903,849.25	$206,982.75	$2,110,832.00	$4,009,943.48
2033/34	10/1/2033	$4,009,943.48	$0.00	$140,348.02	$4,150,291.50	$1,970,483.98	$140,348.02	$2,110,832.00	$2,039,459.50
2034/35	10/1/2034	$2,039,459.50	$0.00	$71,381.08	$2,110,840.58	$2,039,459.50	$71,381.08	$2,110,840.58	$0.00
			$30,000,000.00	$13,821,573.58		$30,000,000.00	$13,821,573.58	$43,821,573.58

Interest begins accruing with the first disbursement and will accrue and compound annually each September 30 thereafter, until loan is completely repaid.

These calculations assume the following disbursement dates:

FY 2012/13	$15,855,000.00
FY 2013/14	$14,145,000.00

Estimated advanced payment pending authorization of the Florida Department of Financial Services.

If disbursements are made on dates other than those above, the interest calculations will be modified and this schedule updated according.

Total Loan Amount	$30,000,000.00
Total Interest	$13,821,573.58
Total Repayments	$43,821,573.58

Remit Payment to:

Mailing Address:

Florida Department of Transportation

Office of the Comptroller

605 Suwannee Street, MS #42

Tallahassee, FL 32399-0450

Note on Payment for “FDOT SIB loan - 432005-1

B-1

EXHIBIT C

DISBURSEMENT REQUEST FORM

VENDOR NAME:	FEC PEVT, L.L.C.

TOTAL SIB LOAN AMOUNT:	$30,000,000.00

DATE OF THIS DISBURSEMENT REQUEST:

DISBURSEMENT/INVOICE NUMBER:

AMOUNT REQUESTED FOR THIS DISBURSEMENT:	$

BALANCE OF LOAN TO BE DISBURSED:	$

FINANCIAL PROJECT NUMBER:	432005-1-58-01

VENDOR IDENTIFICATION NUMBER:	46-0827412

CONTRACT NUMBER:	AQQ70

DRAW PERIOD RELATED TO THIS REQUEST:

Warrant should be disbursed to:

Vendor Name:

Address:

Contact Person:

Contact Title:

Contact Telephone Number:

Contact E-Mail Address:

Per Section 10.03 Loan Disbursements of the State Infrastructure Bank Loan Agreement, I certify, to the best of my knowledge, $                                             in expenses is needed on the FEC PEVT, L.L.C. Intermodal Container Transfer Facility project and these costs are eligible for advancement/reimbursement and use of the SIB funds.

Signature

Printed Name and Title

C-1

EXHIBIT D

SUMMARY PROJECT SPECIFICATIONS

The new FEC PEVT, L.L.C. Intermodal Container Transfer Facility (the “ICTF”) will improve container through put in Port Everglades by nearly 400,000 units.  The ICTF will be specifically built to handle both domestic as well as international traffic.  It will be on 42.5 acres with a long term lease from Broward County.

The ICTF will segregate the traffic with two automated gates, one for domestic and one international.  It will use the latest information technology to track containers through the yard to waiting rail cars and vice versa.  It will be able to handle over 460,000 containers annually.  There will be six tracks each 3000’ long.  Trains 9000’ in length will arrive and depart.  The ICTF will use the latest model cranes which will reduce emissions by over 70%.  Additionally there will be parking for over 500 trailers and containers.

The ICTF will have the following:  Three inbound and three outbound gates for trucks, approximately 33,000 ft of rail tracks, an office complex of approximately 5000 sq ft, maintenance facility for cranes and at least three cranes for operations of the ICTF.  In addition there will be systems for security and automation of the gates.

D-1

EXHIBIT E

FORM OF
CONTINUING DISCLOSURE AGREEMENT

This Continuing Disclosure Agreement (the “Disclosure Agreement”) is executed and delivered by FEC PEVT, L.L.C. (the “Borrower”) and Florida East Coast Railway, L.L.C. (the “Guarantor”) in connection with the execution of that certain Loan Agreement dated September 26, 2012 by and between the Department and the Borrower (the “Loan Agreement”).  This Disclosure Agreement is being executed and delivered pursuant to Paragraph 13 of Section 2.01 of the Loan Agreement.  The Borrower and the Guarantor hereby covenant and agree as follows:

SECTION 1.  PURPOSE OF THE DISCLOSURE AGREEMENT.  This Disclosure Agreement is being executed and delivered by the Borrower and the Guarantor to the Department in order to assist the Department in fulfilling its disclosure obligations under applicable rules of the Securities and Exchange Commission (the “SEC”) and to assist in complying with SEC Rule 15c2-12 (the “Rule”).

SECTION 2.  DEFINITIONS. The definitions set forth in the Loan Agreement apply to any capitalized term used in this Disclosure Agreement.

SECTION 3.  CONTINUING DISCLOSURE.  (A)  Information To Be Provided.  The Borrower and the Guarantor assume all responsibilities for any continuing disclosure as described below. The Borrower and the Guarantor hereby agree to provide or cause to be provided the information set forth below, or such other information as the Department may reasonably require to be provided, from time to time, in order to comply with the Rule and other applicable SEC rules.

(1)                                  Financial Information and Operating Data.  For fiscal years ending on June 30, 2012 and thereafter, annual financial information and operating data shall be provided within six months after the end of the State’s Fiscal Year.  Such information shall include:

(a)                                  [Intentionally Deleted.]

(b)                                 Information pertaining to the Loan, including but not limited to historical and projected debt service coverage;

(c)                                  Information pertaining to the Project, including but not limited to the extent to which Project milestones have deviated scheduled completion dates, any changes in anticipated Project completion dates, and any material events affecting the completion or projected use of the Project; and

(d)                                 [Intentionally Deleted.]

(2)                                  Audited Financial Statement.  If not submitted as part of the annual financial information, a copy of the Guarantor’s audited financial statements, prepared in accordance with generally accepted accounting principles, will be provided when and if available.  The Borrower will provide unaudited consolidated financial statements of legal entities, provided, however, that a copy of the audited consolidated financial statements of Florida East Coast Railway Corp. will be provided.

(3)                                  Material Events Notices.  Notice of the following events relating to the Loan Agreement will be provided in a timely manner:

(a)                                  principal and interest payment delinquencies;

(b)                                 non-payment related defaults;

(c)                                  unscheduled draws on Loan Agreement reserves, if any, reflecting financial difficulties;

(d)                                 unscheduled draws on Loan Agreement credit enhancements, if any, reflecting financial difficulties;

(e)                                  substitution of credit or liquidity providers, or their failure to perform;

(f)                                    defeasance of the Loan Agreement;

(g)                                 release, substitution or sale of property securing repayment of the Loan Agreement;

(h)                                 any change in any credit rating of the Borrower or the Guarantor.

(4)                                  Failure to Provide Annual Financial Information; Remedies.  Failure of Borrower or the Guarantor to provide the information required at the time and in the manner provided herein shall constitute an event of default under the Loan Agreement.

(5)                                  Methods of Providing Information.  All information described herein shall be provided to the Department as follows:

(a)                                  electronic facsimile transmissions confirmed by first class mail, postage prepaid;

(b)                                 overnight delivery service;

(c)                                  electronic delivery;

(d)                                 first class mail, postage prepaid;

(e)                                  any other delivery method generally acceptable in the tax-exempt bond market; or

(f)                                    by whatever means are mutually acceptable to the Department or its designated agent and the entity to which it is to be provided.

Where applicable, the following address for the Department may be used until further notice to the Borrower provided as set forth in the Loan Agreement:

Florida Department of Transportation
Office of Comptroller
Project Finance Team
605 Suwannee Street, MS #10
Tallahassee, Florida 32399-0450
Attention: SIB Program Manager

(B)                                If this Disclosure Agreement is amended to change the operating data or financial information to be disclosed, the annual financial information containing amended operating data or financial information will explain, in narrative form, the reasons for the amendment and the impact of the change in the type of operating data or financial information being provided.

(C)                                The Borrower’s and Guarantor’s obligations hereunder shall continue until such time as the Borrower’s and Guarantor’s obligations under the Loan Agreement have terminated.

(D)                               This Disclosure Agreement may be amended or modified by mutual consent of the Borrower, Guarantor, and the Department so long as any such amendments are not violative of any rule or regulation of the SEC or MSRB, or other federal or state regulatory body.

SECTION 4.  ADDITIONAL INFORMATION.  If, when submitting any information required by this Disclosure Agreement, the Borrower or the Guarantor chooses to include additional information not specifically required by this Disclosure Agreement, the Borrower and the Guarantor shall have no obligation to update such information or include it in any such future submission.

Dated this 26th day of September, 2012

BORROWER

By:	/s/ John Brenholt

GUARANTOR

By:	/s/ John Brenholt

EXHIBIT F

FORM OF
SIB SECURITY AGREEMENT

(See Attached.)

F-1

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of September 26th, 2012, among FLORIDA EAST COAST RAILWAY, L.L.C., a Florida limited liability company (“Guarantor”) and FEC PEVT, L.L.C., a Florida limited liability company (the “Borrower” and together with Guarantor, collectively, “Grantor”), as grantors, and STATE OF FLORIDA DEPARTMENT OF TRANSPORTATION (the “Department”), as secured party

W I T N E S S E T H:

WHEREAS, the Department is making a State-Funded State Infrastructure Bank Loan in the amount of Thirty Million Dollars ($30,000,000) (the “SIB Loan”) to Borrower pursuant to Stated-Funded State Infrastructure Bank Loan Agreement, dated the date hereof, among the Department, as lender, Borrower, as borrower, and the Guarantor, as guarantor (as such may be amended, modified or amended and restated from time to time, the “SIB Loan Agreement”);

WHEREAS, pursuant to the SIB Loan Agreement Guarantor has unconditionally and irrevocably guaranteed, to the Department, payment of any Loan Payment (as defined in the SIB Loan Agreement) not made by the Borrower;

WHEREAS, Borrower is a subsidiary of Guarantor and both Grantors will receive substantial benefits from the SIB Loan and each is, therefore, willing to enter into this Security Agreement;

WHEREAS, this Security Agreement is made by Grantors in favor of the Department to secure the payment and performance in full when due of their respective obligations under the SIB Loan Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Department to enter into the SIB Loan Agreement, Grantors hereby agree with the Department as follows:

1.                                       Defined Terms.

(a)                                  Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture; provided, however, that all terms defined in the UCC and not defined herein shall have the meanings specified therein.

The following terms shall have the following meanings:

“ABL Agent” means Bank of America, N.A., in its capacity as administrative agent, under the Credit Agreement and any of its successors or assigns.

“Borrower” shall have the meaning assigned to such term in the recitals hereto.

“Collateral” shall have the meaning assigned to such term in Section 2.

“Company” shall mean Florida East Coast Railway Corp., a Delaware corporation.

“Credit Agreement” shall have the meaning given to such term in the Intercreditor Agreement.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC.

“Excluded Property” shall have the meaning set forth in the Indenture Security Agreement.

“Final Date” shall mean the date upon which the SIB Loan has been paid in full.

“Fixtures” shall mean all “fixtures” as such term is defined in Article 9 of the UCC.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Guarantor” shall have the meaning assigned to such term in the recitals hereto.

“Indenture” meant that Indenture, dated as of January 25, 2011, among the Company., each Guarantor (as defined in the Indenture), and Wells Fargo Bank, National Association, on behalf of the holders of the Notes (as defined in the Indenture), as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Security Agreement” means that Security Agreement, dated as of January 25, 2011, among the Company, each of the subsidiaries of the Company referenced therein, and Wells Fargo Bank, National Association, as collateral agent for the benefit of the Secured Parties (as defined therein) pursuant to the Indenture, as the same may be amended, supplemented or otherwise modified from time to time.

“Intercreditor Agreement” means the intercreditor agreement dated as of the January 25, 2011, among the ABL Agent, the Trustee, the Notes Collateral Agent, the Company and the other guarantors referenced therein, as it may be amended from time to time in accordance with the Indenture.

“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, if the title thereto is governed by a certificate of title or ownership.

“Notes Collateral Agent” means Wells Fargo Bank, National Association, a national banking association, as collateral agent under the Indenture and the Intercreditor Agreement.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any governmental authority.

3

“Rail Equipment” means railroad cars, locomotives or other rolling stock, or accessories used on such railroad cars, locomotives or other rolling stock (including superstructures and racks).

“Railroad Trackage” means all rails, tracks, trackage, track materials, ties and timber including but not limited to (i) all rail and track owned, but not yet affixed to any real estate or incorporated within existing railroad lines, and (ii) all rail and track owned by any Grantor and affixed to real estate or incorporated within existing railroad lines, together with all fixtures, equipment, machinery, structures, buildings, tracks, rails, ties, switches, crossings, bridges, trestles, culverts, signals, crossing protection devices, loading platforms, pools, communication lines, power lines and appurtenances of every kind or nature, used or useful in connection with laying, maintaining and operating such rail and track.

“Security Agreement” shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning assigned to such term in Section 2.

“Trustee” mean Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Florida.

The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, Section and Schedule references are to this Security Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

2.                                       Grant of Security Interest.

(a)                                  Each Grantor hereby bargains, sells, conveys, assigns, sets over, pledges, hypothecates and transfers to the Department, for the benefit of the Department, and hereby grants to the Department, for the benefit of the Department, a security interest (the “Security Interest”) in all of the following property now owned or hereafter acquired by such Grantor or in which such Grantor now has or at any time in future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the obligations of each Grantor under the SIB Loan Agreement:

4

(i)                                     all Equipment (excluding Rail Equipment and Motor Vehicles);

(ii)                                  all Fixtures (including all Rail Trackage); and

(iii)                               all books and records relating thereto

Notwithstanding anything to the contrary contained in clauses (i) through (iii) above, the Security Interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, (A) any Excluded Property or (B) any properties or assets that the Collateral Agent has released or in the future releases from its Liens pursuant to Section 5.1 of the Intercreditor Agreement.

(b)                                 Notwithstanding anything to the contrary contained in this Security Agreement or the SIB Loan Agreement, each Grantor may, without the necessity of obtaining any release or consent by the Department, conduct ordinary course activities with respect to the Collateral, including, without limitation, (i) selling, abandoning or otherwise disposing of, in any transaction or series of related transactions, any property subject to the lien of this Security Agreement that has become worn out, defective, obsolete or not used or useful in the business; (ii) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; and (iii) selling, transferring or otherwise disposing of inventory in the ordinary course of business.

(c)                                  Any release of Collateral permitted under the terms of the Indenture or the Credit Agreement or in connection with a Disposition pursuant to Section 5.1 of the Intercreditor shall be permitted hereunder and the Department agrees to promptly deliver such releases or termination statements as is requested by the Grantor in connection with any such Collateral release.

(d)                                 Each Grantor hereby irrevocably authorizes the Department at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments or continuations thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor.

(e)                                  Each Grantor also ratifies its authorization for the Department to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

3.                                       Representations and Warranties.

Each Grantor hereby represents and warrants to the Department that:

3.1                                 Title: No Other Liens.  Except for the Security Interest granted to the Department for the benefit of the Department pursuant to this Security Agreement, the Liens created by or other Permitted Liens (as defined in the Indenture), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.

5

3.2                                 Priority Liens.

(a)                                  Subject to the limitations set forth in clause (b) of this Section 3.2, the Security Interests granted pursuant to this Security Agreement (i) will constitute valid and, to the extent required hereunder, perfected Security Interests in the Collateral in favor of the Department, for the benefit of the Department, as collateral security for the obligations of the Grantors under the SIB Loan Agreement, upon the filing of all financing statements naming each Grantor as “debtor” and the Department as “secured party” and describing the Collateral in the applicable filing offices, and (ii) are prior to all other Liens on the Collateral other than Permitted Liens (as defined in the Indenture, with the exception of Liens to secure the Notes, which will be subordinate to the Security Interests granted pursuant to this Security Agreement).

(b)                                 Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement by any means other than by filings pursuant to the Uniform Commercial Codes of the relevant State(s).

4.                                       Covenants.

Each Grantor hereby covenants and agrees with the Department that, from and after the date of this Security Agreement until the Final Date:

4.1                                 Maintenance of Perfected Security Interest: Further Documentation. Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.2 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(b).

4.2                                 Changes in Locations. Name. Etc.  Each Grantor will furnish to the Department promptly (and in any event within 30 days of such change) a written notice of any change (i) in its legal name, (ii) in its jurisdiction of incorporation or organization, (iii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it (including the establishment of any such new office), (iv) in its identity or type of organization or (v) in its Federal Taxpayer Identification Number or organizational identification number. Subject to Section 3.2(b), each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made or will have been made within any applicable statutory period under the UCC or otherwise that are required in order for the Department to continue at all times following such change to have a valid, legal and, to the extent required by this Security Agreement, perfected security interest in all the Collateral. Each Grantor agrees promptly to provide the Department with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.

5.                                       Remedial Provisions.

5.1                                 Application of Proceeds.  (a)  All moneys collected by the Department upon any sale or other disposition of the Collateral, together with all other moneys received by the Department hereunder with respect thereto, shall be applied as follows:

6

(i)                                     first, to pay amounts owing to the Department (in its capacity as such) pursuant to this Security Agreement or the SIB Loan Agreement;

(ii)                                  second, to the extent proceeds remain after the application pursuant to preceding clause (i) to the Trustee for distribution pursuant to the Indenture or Intercreditor Agreement, applicable.

(b)                                 Upon any sale of the Collateral by the Department (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Department or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Department or such officer or be answerable in any way for the misapplication thereof.

5.2                                 Code and Other Remedies.  If a default beyond applicable notice and cure periods shall occur and be continuing under the SIB Loan Agreement, the Department may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Department’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Department shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Department shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Department shall have the right upon any such public sale, and, to the extent permitted by law, upon .any such private sale, to purchase the whole or any part of the Collateral so sold, and the Department may pay the purchase price by crediting the amount thereof against the obligations.

6.                                       The Department.

6.1                                 Security Interest Absolute.  All rights of the Department hereunder and under the other Security Documents, the security interest and all obligations of the Grantors hereunder and under the other Security Documents shall be absolute and unconditional.

6.2                                 Continuing Security Interest: Assignments Under the Indenture: Release.

(a)                                  This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors

7

and assigns thereof and shall inure to the benefit of the Department and its successors, indorsees, transferees and assigns. The security interests granted hereunder shall terminate and be released, in whole or in part, upon the payment in full of the SIB Loan pursuant to the terms of the SIB Loan Agreement.

In connection with any termination or release pursuant to paragraph (a), the Department shall execute and deliver to any Grantor, at such Grantor’s reasonable expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.2 shall be without recourse to or warranty by the Department.

7.                                       Miscellaneous.

7.1                                 Amendments in Writing.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Department

7.2                                 Notices.  All notices, requests and demands pursuant hereto shall, if to the Department, be made in accordance with Section 10.16 of the SIB Loan Agreement.

7.3                                 Successors and Assigns.  The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby.

7.4                                 Counterparts.  This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.5                                 Severability.  Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7.6                                 Section Headings.  The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.7                                 GOVERNING LAW.  THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

8

7.8                                 WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

STATE OF FLORIDA DEPARTMENT OF TRANSPORTATION

/s/ Ananth Prasad	/s/ Robert Burdick
Ananth Prasad, P.E. Secretary	Legal Review

FEC PEVT, L.L.C., a Florida limited liability company

/s/ Robert Ledoux
Name: Robert Ledoux
Title: VP and General Counsel

FLORIDA EAST COAST RAILWAY, L.L.C., a Florida limited liability company

/s/ Robert Ledoux
Name: Robert Ledoux
Title: VP and General Counsel

EXHIBIT G

FORM OF
SUBORDINATION AGREEMENT

(See Attached.)

G-1

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (the “Agreement”) is executed as of the 26th day of September 2012 in favor of THE STATE OF FLORIDA DEPARTMENT OF TRANSPORTATION (“SIB Lender”), by WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (in such capacity and including its successors and permitted assigns, from time to time, the “Trustee”) for the holders of notes (the “Noteholders”) under the Indenture (as such may be amended, modified or amended and restated from time to time, the “Indenture”), dated as of January 25, 2011, among Florida East Coast Railway Corp. (the “Company”), Florida East Coast Railway, L.L.C., as a “Guarantor” thereunder (“Railway L.L.C.”) and certain other subsidiaries of the Company as described in therein.

RECITALS:

A.                                   SIB Lender is making a State-Funded State Infrastructure Bank Loan in the amount of Thirty Million Dollars ($30,000,000) (the “SIB Loan”) to FEC PEVT, L.L.C., a Florida limited liability company (“SIB Borrower” and together with Railway L.L.C., the “SIB Grantors”) pursuant to Stated-Funded State Infrastructure Bank Loan Agreement, dated the date hereof, among SIB Lender, as lender, SIB Borrower, as borrower, and Railway L.L.C., as guarantor (as such may be amended, modified or amended and restated from time to time, the “SIB Loan Agreement”);

B.                                     SIB Borrower is a subsidiary of Railway L.L.C. and Railway L.L.C. will derive a substantial benefit from the SIB Loan;

C.                                     SIB Borrower is also a “Guarantor” (as defined in the Indenture) of the Company’s obligations pursuant to the Indenture.

D.                                    SIB Grantors own certain Equipment and Fixtures (as each is defined in the Uniform Commercial Code in effect in the State of Florida, but with respect to the Equipment, excluding Rail Equipment and Motor Vehicles as each is defined in the below referenced SIB Security Agreement and with respect to Fixtures including all Rail Trackage, as defined in the below referenced SIB Security Agreement, as such may be substituted and replaced from time to time, collectively, the “SIB Collateral Property”) which each SIB Grantor has previously been pledged to the Trustee as collateral for the Noteholders pursuant to the Indenture;

E.                                      As a condition to making the SIB Loan, SIB Lender requires a first priority lien in the SIB Collateral Property (the “SIB Senior Lien”) pursuant to security and pledge agreement, dated as of the date hereof (the “SIB Security Agreement,” and together with the SIB Loan Agreement, the “SIB Loan Documents”);

2

F.                                      As the SIB Lender is an agency of the State of Florida, the SIB Senior Lien is a Permitted Senior Easement (as such term in defined in the Indenture);

G.                                     Pursuant to Section 1012(b) of the Indenture, the Company has requested that the Noteholders, through the Trustee, subordinate their lien in the SIB Collateral Property to the SIB Senior Lien; and

H.                                    This Agreement is the agreement of the Trustee subordinating the lien of the Noteholders in the SIB Collateral Property to the SIB Senior Lien as required by Section 1012(b) of the Indenture.

NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, the Trustee, on behalf of the Noteholders, and SIB Lender agree as follows:

1.                                       The foregoing recitals are true and are incorporated in and made a part of this instrument.

2.                                       The Trustee hereby covenants and agrees that the lien of the Noteholders in the SIB Collateral Property is and shall be subject, subordinate and inferior to the SIB Senior Lien.

3.                                       SIB Lender agrees to give notice to the Trustee upon the occurrence and during the continuance of a default by the Grantors under any SIB Loan Documents.

4.                                       In the event that SIB Lender, or its designee, transferee or assignee (collectively, the “SIB Lender/Owner”), shall become owner of all or any part of the SIB Collateral Property, whether by foreclosure, deed in lieu of foreclosure or otherwise, the lien of the Noteholders in the SIB Collateral Property shall terminate and expire as of the date that SIB Lender/Owner becomes owner of the SIB Collateral Property or any part thereof, without any further action or proceeding by SIB Lender/Owner against the Trustee or the Noteholders.

5.                                       Notwithstanding the foregoing, nothing contained herein shall any time limit or restrict the Noteholders from receiving any payments they are entitled to receive pursuant to the Indenture.

6.                                       This instrument shall be self operative but the Trustee shall, at the Company’s sole cost and expense, provide such further reasonable assurances and confirmation as SIB Lender, or its successors may request.

3

7.                                       The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto an their respective successors and assigns.

8.                                       This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A copy of this Agreement signed by all the parties shall be lodged with the Trustee, the Company and the SIB Lender.

9.                                       Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.                                 THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA.

11.                                 EACH OF THE TRUSTEE AND THE SIB LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

12.                                 Any notice, demand, request or other instrument which is required to be given under this Agreement in writing shall be delivered to the following addresses:

If to the Department:

SIB Program Manager
Florida Department of Transportation
Office of Comptroller
Project Finance Team
605 Suwannee Street, MS #10
Tallahassee, Florida 32399-0450

If to the Trustee:

4

Corporate Trust Services
MAC N-9311-115
625 Marquette Avenue, 11th Floor
Minneapolis, MN 55479

5

IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed as of the date set forth above.

WELLS FARGO BANK,

NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch

Name: Richard Prokosch

Title: Vice President

STATE OF MINNESOTA		)
) SS:
COUNTY OF HENNEPIN		)

On this 5th day of September, 2012, before me, the undersigned, a Notary Public in and for the State of Minnesota, duly commissioned and sworn, personally appeared Richard Prokosch (the “Signatory”), to me known who, being by me duly sworn, did depose and say that the Signatory is the Vice President of Wells fargo Bank, National Association, the institution described in and that executed the foregoing instrument.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Susan M. Hallerman
NOTARY PUBLIC in and for
The State of Minnesota
My Commission expires:	1-31-15

[Signature Page to Subordination Agreement]

6

STATE OF FLORIDA

DEPARTMENT OF TRANSPORTATION

/s/ Ananth Prasad	/s/ [ILLEGIBLE]
Ananth Prasad, P.E.	Legal Review
Secretary

STATE OF FLORIDA	)
) SS:
COUNTY OF LEON	)

The foregoing instrument was acknowledged before me this 28th day of September, 2012 by Ananth Prasad as the Secretary of, on behalf of said Florida Department of Transportation, who is personally known to me                                           .

/s/ Stephanie Burch
Notary Public

Stephanie Burch
Type, Print or Stamp Name

My Commission Expires:

7

ACKNOWLEDGED BY:

FLORIDA EAST COAST RAILWAY, L.L.C.,

a Florida limited liability company

By:	/s/ Robert Ledoux
Name:	Robert Ledoux
Title:	VP & General Counsel

STATE OF FLORIDA	)
) SS:
COUNTY OF DUVAL	)

The foregoing instrument was acknowledged before me this 24th day of September, 2012 by Robert Ledoux as the VP & General Counsel of, on behalf of said Florida East Coast Railway LLC who is personally known to me                                          .

/s/ Sandy L. Kelley
Notary Public

Sandy L. Kelley
Type, Print or Stamp Name

My Commission Expires:

8